Exhibit 10.5

PALMSOURCE, INC.

REGISTRATION AND INFORMATION RIGHTS AGREEMENT

October 7, 2002

PALMSOURCE, INC.

REGISTRATION AND INFORMATION RIGHTS AGREEMENT

This Registration and Information Rights Agreement (the “Agreement”) is made as of October 7, 2002, by and among PalmSource, Inc., a Delaware corporation (the “Company”), and the holders of Series A Preferred Stock of the Company set forth on Exhibit A attached hereto (the “Series A Stockholders,” sometimes referred to herein as the “Preferred Stockholders” and hereinafter referred to individually as a “Preferred Stockholder”).

RECITALS

WHEREAS, the Company and the Series A Stockholders have entered into or concurrently herewith are entering into a Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”), pursuant to which the Series A Stockholders are purchasing from the Company shares of its Series A Preferred Stock (the “Series A Preferred”);

WHEREAS, the obligations of the Company and Series A Stockholders under the Series A Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Series A Stockholders; and

WHEREAS, the Series A Stockholders desire to be granted the rights set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Preferred Stockholders agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Conversion Stock” means the Series A Preferred and the Common Stock issued or issuable pursuant to conversion of the Series A Preferred.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean the Preferred Stockholder for so long as the Preferred Stockholder holds Conversion Stock or Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

“Initiating Holders” shall mean any holder or holders of at least 20% of the Registrable Securities issued by the Company under the Series A Purchase Agreement.

“Preferred Stock” shall mean the Series A Preferred issued pursuant to the Series A Purchase Agreement.

“Registrable Securities” means (i) shares of Common Stock which are Conversion Stock, and (ii) shares of Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares described in clauses (i) and (ii) above shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders as appointed by the Holders.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under “Registration Expenses,” all reasonable fees and disbursements of counsel for any Holder.

Section 2. Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

Section 3. Restrictive Legend. Each certificate representing (i) the Conversion Stock and (ii) any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Each Preferred Stockholder and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

Section 4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by any Preferred Stockholder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) in transactions involving the transfer without consideration of Restricted Securities by a Preferred Stockholder during his or her lifetime by way of gift or on death by will or intestacy, or (iv) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense, by either (x) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (y) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144(k), the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

Section 5. Registration

5.1 Requested Registration

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of ten million dollars ($10,000,000), the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) prior to the earlier to occur of: (x) six months after the effective date of a spin-off transaction involving the distribution of shares of the Company by Palm, Inc. to its stockholders (the “Spin-Off”), or (y) six months after the effective date of a registration statement filed by the Company covering the Company’s first registered underwritten public offering of shares of its Common Stock;

(iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) if the Company has effected: (A) two (2) such registrations pursuant to this subparagraph 5.1(a), or (B) one (1) such registration pursuant to this subparagraph 5.1(a) or subparagraph 5.3 below in the preceding six (6) months, and such registration(s) have been declared or ordered effective and remained effective until the earlier to occur of: (x) ninety (90) days or (y) the sale of all the securities offered pursuant to each such registration;

(v) if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right for more than once in any one year period; or

(vi) if such registration, qualification or compliance is proposed to be part of a firm commitment underwritten public offering with underwriters not reasonably acceptable to the Company.

Subject to the foregoing clauses (i) through (vi), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(c) Underwriting. In the event a registration pursuant to Section 5.1 involves an underwriting, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval. The Company shall not be required to include any of the securities of a Holder or Holders in such underwriting unless the Holder or Holders accepts the terms of the underwriting in customary form of the underwriters. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable

Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If the registration does not become effective due to the withdrawal of Registrable Securities and the withdrawal of the registration is not the result of a material adverse change in the Company’s business, financial condition or results of operations since the date of the written request of the Initiating Holders pursuant to this Section 5, then, at the Holder’s option, either (1) the Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5.1(b)(iv).

5.2 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such under-writing) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration or exclude the Registrable Securities from such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

If any of the Holders disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

5.3 Registration on Form S-3.

(a) If any of the Holders of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $5,000,000 (prior to deduction of underwriter commissions and offering expenses), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request. The Company shall give written notice to inform other Holders of the proposed registration and offer them the opportunity to participate; the Company shall include in the proposed registration the Registrable Securities of such other Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice is received by such other Holders. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(c) shall be applicable to each such registration initiated under this Section 5.3.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) if the Company has effected (A) two (2) such registrations pursuant to subparagraph 5.3(a) above, or (B) one (1) such registration pursuant to subparagraph 5.3(a) above or subparagraph 5.1(a) above in the preceding nine (9) months, such registration(s) having been declared or ordered effective and remained effective until the earlier to occur of: (x) ninety (90) days or (y) the sale of all the securities offered pursuant to each such registration;

(iii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities);

(iv) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(v) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than once in any one year period.

5.4 Expenses of Registration. All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 5.1 hereof, and (ii) all registrations pursuant to Section 5.2 or 5.3, shall be borne by the Company.

Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

5.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each of the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs;

(b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(e) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days;

(f) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

5.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder of securities, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Holder, each of its officers, directors, and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of: (1) any Holder, (i) if there is no underwriter, and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage (to the extent that such Holder was obligated by law to provide a copy of the Final Prospectus to such person), or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; or (2) any underwriter, (i) if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage, or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance on and in conformity with written information furnished to the Company by an instrument duly executed by such underwriter and stated to be specifically for use therein.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.6(b) shall be limited in an amount equal to the net proceeds received by such Holder from the sale of shares in such registration, unless such liability arises out of or is based upon willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses, and provided further that the failure of the Indemnifying Party to assume the defense for mattes as to which there are no conflicts of interest, and to which notice had adequately been provided, shall not relieve the Indemnifying Party from its obligations pursuant to Section 5.6 hereof. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

5.7 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

5.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as any of the Holders owns any Restricted Securities, furnish to such Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

5.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Preferred Stockholder, provided the transferee or assignee acquires at least 25% of the Conversion Stock originally issued to such Preferred Stockholder by the Company, written notice thereof is promptly given to the Company, and the transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner or retired partner of a Holder which is a partnership, or an affiliate of a Holder which is a corporation, or a related fund, or a family member or trust for the benefit of a Holder who is an individual, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

5.10 Termination of Registration Rights. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate on the earlier to occur of: (i) the three (3) year anniversary of the earlier to occur of the closing of the Company’s initial public offering pursuant to an effective registration statement under the Securities Act or the Spin-Off; or (ii) as to any Holder, at such time as the Company has registered its shares of Common Stock under the Exchange Act, and such Holder is able to sell all such Registrable Securities as are held by such Holder under Rule 144 promulgated under the Securities Act within a ninety (90) day period.

5.11 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

Section 6. Financial Information.

(a) The Company will provide the following reports to each Preferred Stockholder for so long as such Preferred Stockholder continues to hold at least 2,000,000 shares of Conversion Stock (as adjusted for stock splits, stock dividends, recapitalization and the like):

(i) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, if available in such form, audited and certified by independent public accountants of national standing selected by the Company;

(ii) As soon as practicable after the end of each calendar quarter (except for the quarter ending December 31), and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of operations and consolidated statements of cash flows and stockholders’ equity of the Company and its subsidiaries for such period and for the current fiscal year to date, including a comparison between the actual financial statements and the projected figures according to the operating budget referenced in clause (iv) below; and

(iii) As soon as practicable following the submission to and approval by the Board of Directors of the Company and in any event at least thirty (30) days subsequent to the commencement of a given fiscal year, an annual operating budget and plan for such fiscal year for the Company in the form approved by the Board of Directors.

(b) The Company shall permit each of the Preferred Stockholders holding at least 2,000,000 shares (as adjusted for stock splits, stock dividends, recapitalization and the like) of the Company’s Conversion Stock, at such Preferred Stockholder’s expense, to examine its books of account and records and to discuss the Company’s affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by each such Preferred Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 6 to provide any information which it reasonably considers to be a trade secret or subject to attorney-client privilege. The rights of a Preferred Stockholder under this Section 6 may not be assigned as part of such Preferred Stockholder’s sale of any of the Registrable Securities or Convertible Securities except in accordance with the following paragraph or with the consent of the Company, which consent shall not be unreasonably withheld.

(c) The rights granted pursuant to this Section 6 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities in accordance with Section 5.9.

(d) Each of the Preferred Stockholders, and any successor or assign of such Preferred Stockholder, who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 6, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment.

(e) Each of the Preferred Stockholders, and any successor or assign of such Preferred Stockholder, further acknowledge and agree that any information obtained pursuant to this Section 6 which may be considered “inside” non-public information will not be utilized by any Preferred Stockholder in connection with purchases or sales of the Company’s securities except in compliance with applicable state and federal securities laws.

(f) The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the earlier to occur of: (i) the consummation of a firm commitment underwritten public offering in connection with an effective registration statement under the Securities Act; (ii) at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act; or (iii) in the event of a Change of Control. For purposes hereof, a “Change of Control” shall mean a merger, consolidation or other reorganization of the Company with or into any other corporation or corporations, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction or any series of related transactions in which holders of the Company’s capital stock, prior to the transaction, own less than 50% of the voting power of the surviving entity or a sale of all or substantially all the assets of the Company. For the purposes of the foregoing sentence, voting securities of the surviving or acquiring corporation which any stockholder of the Company owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded.

Section 7. Standoff Agreement. In connection with the Spin-Off and the initial public offering of the Company’s securities under an effective registration statement under the Securities Act, each Holder agrees, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed (i) ninety (90) days following the effective date of the Spin-Off and (ii) one hundred eighty (180) days following the effective date of the registration statement relating to the initial public offering of the Company’s securities, provided that all of the Company’s officers, directors and other holders of one percent (1%) or more of the Company’s capital stock are similarly bound. Each of the Preferred Stockholders and each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 7.

Section 8. Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities continuing to hold registration rights pursuant to this Agreement, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of rights superior to those granted herein.

Section 9. Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of no less than 75% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

Section 10. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

Section 11. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 12. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified, in person or by courier service; or twenty-four (24) hours following deposit with Federal Express or other recognized overnight carrier; or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to a Preferred Stockholder, at the address of such Preferred Stockholder set forth on the Schedule of Preferred Stockholder attached hereto as Exhibit A, or at such other address as the Preferred Stockholder shall have furnished to the Company in writing in accordance with this Section 12, (ii) if to any other holder of Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 12, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (iii) if to the Company, at its principal office, with a copy addressed to Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304-1050, to the attention of Katharine A. Martin.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 14. Aggregation. All shares of the Conversion Stock held or acquired by affiliated entities or persons or related funds under common control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Reminder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration and Information Rights Agreement effective as of the date first above written.

“COMPANY” PALMSOURCE, INC.

By:	/s/ DAVID C. NAGEL
David C. Nagel President and Chief Executive Officer

[Signature Page to PalmSource, Inc. Registration and Information Rights Agreement, dated October 7, 2002]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration and Information Rights Agreement effective as of the date first above written.

“SERIES A STOCKHOLDERS” SONY CORPORATION OF AMERICA

By:	/s/ STEVEN E. KOBER
Its:	Senior Vice President

[Signature Page to PalmSource, Inc. Registration and Information Rights Agreement, dated October 7, 2002]

Exhibit A

Schedule of Series A Stockholders

Name	Number of Shares
Sony Corporation of America	3,333,333